Exhibit 99

               Gabelli Reports Second Quarter Earnings
             of $0.43 per diluted share vs. $0.46 in 2004


    RYE, N.Y.--(BUSINESS WIRE)--July 21, 2005--Gabelli Asset Management Inc. (NYSE: GBL) reported revenues of $59.8 million for the second quarter ended June 30, 2005, down 0.6% from the $60.2 million generated in the prior year's quarter. Operating income declined $4.8 million to $19.6 million down 19.7% from the $24.4 million reported in last year's second quarter. The decline in operating income for the quarter in part reflects a one-time charge of $1.8 million or $0.03 per fully diluted share related to the accelerated of vesting of stock options. Net income for the quarter was $13.0 million or $0.43 per fully diluted share versus $13.9 million or $0.46 per fully diluted share in the prior year's quarter.
    For the six months ended June 30, 2005 revenues were $121.4 million, a decline of 1.9% from the prior year's comparable period revenues of $123.7 million. Operating income was $39.8 million, down 20.0% from $49.7 million in the first six months of 2004. Contributing to the decline in operating income in the 2005 period were one-time charges totaling $4.4 million or $0.07 per fully diluted share related to costs incurred for the launch of a new closed-end fund, a charge recorded for the impairment of goodwill and compensation costs for the acceleration of the vesting of stock options. Net income for the first half of 2005 was $25.6 million or $0.85 per diluted share versus $30.0 million or $0.98 per diluted share in the comparable 2004 period.
    Assets Under Management (AUM) were $27.6 billion on June 30, 2005, or 1.5% lower than March 31, 2005 assets of $28.0 billion, and 2.1% below the $28.2 billion in AUM on June 30, 2004.

    Financial Highlights

    -- Assets Under Management (AUM) - Our equity open-end mutual funds and closed-end funds had a record $12.5 billion in AUM at quarter end, slightly ahead of the $12.4 billion on March 31, 2005 and 7.5% ahead of the $11.6 billion on June 30, 2004. In the institutional and high net worth segment of our business, Gabelli Asset Management Company (GAMCO) had AUM of $13.2 billion in separately managed equity accounts on June 30, 2005, a 1.3% slippage from the $13.4 billion on March 31, 2005 and down 3.2% from the $13.6 billion on June 30, 2004. Fixed income assets, primarily money market mutual funds, totaled $1.1 billion on June 30, 2005, down 21.1% from the March 31, 2005 assets of $1.4 billion and 41.5% lower than assets of $1.9 billion on June 30, 2004. Assets in our investment partnerships were $831 million versus $854 million at March 31, 2005 assets and $1.1 billion on June 30, 2004.

    -- Revenues - Investment advisory fees totaled $52.4 million during the second quarter of 2005, an increase of $1.0 million or 2.0% from the second quarter of 2004. For the first six months of 2005, investment advisory fees were $106.3 million, up 1.0% from the prior year period. The higher revenues from our closed-end funds and investment partnerships were partially offset by lower revenues from our open-end mutual funds and separate accounts. For the second quarter of 2005, our revenues of $19.5 million from open-end mutual funds were 4.7% lower than the $20.5 million recorded in the 2004 quarter. For the first half of 2005, our revenues of $39.6 million from open-end mutual funds were 5.0% lower than the $41.7 million recorded in the 2004 period. Closed-end fund revenues increased 16.2% to $9.5 million in the second quarter 2005 up from $8.1 million in the prior year's quarter. Revenues from our closed-end funds increased 12.0% to $17.9 million in the first six months of 2005 up from $16.0 million in the prior year's period. The increase in revenues from closed-end funds in the 2005 periods principally resulted from our new closed-end fund, The Gabelli Global Gold, Natural Resources & Income Trust (AMEX: GGN) which launched on March 29, 2005 and the inclusion of The Gabelli Global Utility and Income Trust (AMEX: GLU) which launched at the end of May 2004 for the entire 2005 periods.

    Revenues from our institutional and high net worth separate accounts business declined by 2.1% and 1.5% to $20.3 million in the second quarter 2005 and $42.4 million in the first half of 2005, down from $20.7 million and $43.1 million in the respective 2004 periods. Incentive fees from investment partnerships increased by $1.5 million in the second quarter 2005 and $2.1 million for the first six months of 2005 versus the comparable prior year periods as the second quarter of 2004 included a clawback in incentive fees that decreased revenues. The increase in incentive fees was slightly offset by a decrease in management fees for both the second quarter and first half of 2005 versus the prior year's periods.
    Lower trading volume contributed to declines of 36.7% and 39.7% in commission revenues from our institutional research affiliate, Gabelli & Company, Inc., where revenues were $2.6 million and $5.0 million in the second quarter and first half of 2005 versus $4.1 million and $8.4 million in the prior year's periods, respectively. Mutual fund distribution fees of $4.9 million in the second quarter of 2005 were slightly higher than the $4.8 million recorded in the 2004 quarter, and of $10.0 million in the first six months of 2005, were slightly lower than the $10.2 million recorded in the 2004 period.

    -- Operating Margin - Variable compensation costs were 31.2% of revenues for the second quarter 2005 compared to 27.0% in 2004 quarter and 31.1% versus 28.5% for the six month period. This increase is primarily due to higher compensation costs in our separate accounts business and investment partnerships. Higher investment partnership variable compensation was driven by higher incentive fee revenues in the 2005 periods as compared to the prior year's periods as the clawback in incentive fees during the second quarter 2004 contributed to lower compensation costs in the 2004 periods.

    Expenses not directly tied to revenues increased to $13.1 million in the second quarter 2005, up 30.4% from $10.1 million in the prior year's quarter and to $26.6 million for the first half of 2005, up 33.9% from $19.9 million in the prior year's period. This increase included higher compensation costs and stock option expense, including a one-time charge of $1.8 million relating to the accelerated of vesting of stock options, in addition to an increase in accounting and legal costs to comply with Sarbanes-Oxley as well as other regulatory and corporate governance dynamics. For the six month period this increase also included a one-time charge of $1.1 million recorded for the impairment of goodwill related to our fixed income business and one-time launch costs of $1.5 million for our new closed-end fund, The Gabelli Global Gold, Natural Resources & Income Trust (AMEX: GGN). We note that in the third and fourth quarters of 2005, our results will benefit from the absence of costs related to stock options.
    The effective tax rate for both the second quarter and six months period of 2005 was adjusted to 37.5% versus 36.4% in the comparable 2004 periods to reflect our estimate of the current year-end tax liability.

    -- Other Income/Expense - For the second quarter 2005, there was a $3.8 million positive swing in our other income from the 2004 second quarter. The net return from our corporate investment portfolio improved to $4.5 million in the 2005 second quarter from $1.5 million in the prior year's quarter. For the first half of 2005, investment income totaled $8.6 million versus $5.8 million in the comparable 2004 period. The returns from our corporate investment portfolio in the first half of 2005 improved despite a $3.3 million loss recorded for the write down to fair value of certain securities held as available for sale. This loss was partially offset by a $2.1 million unrealized gain from an investment within our proprietary portfolio which completed an initial public offering during the first quarter 2005.

    Interest expense fell to $3.3 million and $7.2 million in the second quarter and first half of 2005, respectively, as compared to $4.0 million and $8.1 million in the prior year's periods. This decrease is principally due to the repurchase of $50 million of the $100 million 5% convertible note on April 1, 2005.
    Management fee expense was $2.3 million for the quarter of 2005 versus $2.4 million for the comparable 2004 period and $4.6 million for the first six months of 2005 lower than the $5.3 million in the first six months of 2004.

    Investment and Business Highlights

    -- GAMCO, the institutional and high net worth segment of our business, continued to produce solid investment returns for clients during the first half of 2005 as our separate accounts composite(a) achieved a total net return of 1.3% for the period. GAMCO's compound annual net return is 18.1% for the over 27 years since inception through June 30, 2005.

    -- The Gabelli Equity Income Fund(b) and The Gabelli Utilities Fund(c) are rated five Stars and four Stars overall by Morningstar(TM), respectively and have produced returns of 1.92% and 8.91% through the first six months of 2005, respectively.

    (a) The GAMCO composite does not track all assets under management. It consists of fully discretionary, tax-exempt accounts managed for at least one full quarter and meeting minimum account size requirements. The minimum size requirement for inclusion in 1985 was $500,000; 1986, $1 million; and 1987 $5 million. The performance calculations include accounts under management during the respective periods. As of 6/30/05, the GAMCO composite included 46 accounts with aggregate market value of $3.8 billion. A complete list of composites is available upon request. No two portfolios are identical. Accounts not within this size and type may have experienced different results. The inception date of the GAMCO composite is 10/1/77.
    (b) The Gabelli Equity Income Fund is rated 5 Stars for the 3 and 10-year periods and 4 Stars for the 5-year period all ended 6/30/05. The Fund was rated among 828, 576 and 259 Large Cap Value Domestic Equity funds for the 3, 5 and 10-year periods ended 6/30/05, respectively.
    (c) The Gabelli Utilities Fund is rated 3 Stars for the 3-year period and 4 Stars for the 5-year period, both ended 6/30/05. The Fund was rated among 72 and 62 Utilities funds for the 3 and 5-year periods ended 6/30/05, respectively.
    Past performance does not guarantee future results. The 1 year, 5 year and 10 year average annual returns through June 30, 2005 were 10.57%, 8.19% and 12.21% for the Gabelli Equity Income Fund, respectively and 21.42%, 5.63% and 9.17% (since inception on August 31, 1999) for the Gabelli Utilities Fund, respectively. Total returns and average annual returns reflect changes in share price, reinvested dividends and capital gains and are net of expenses. Due to market volatility, current performance may be lower of higher than the figures shown. If Investment results and the principal value of an investment will fluctuate. When shares are redeemed, they may be worth more or less than their original cost. Performance pertains to the Class AAA shares only. Other share classes may have different performance characteristics. Visit www.gabelli.com for performance information as of the most recent month-end. Investors should consider the investment objectives, risks, sales charges and expense of the fund carefully before investing. The prospectus contains more complete information about this and other matters. The prospectus should be read carefully before investing. Call Gabelli & Company for a prospectus at 1-800-GABELLI (422-3554).

    -- Shareholders approved the re-naming of the company to GAMCO Investors, Inc at our May 10th annual meeting. This step was taken as part of a branding initiative to more accurately reflect the broader product offerings of the firm and to focus the Gabelli brand with the Private Market with a Catalyst(TM) investment approach.

    -- Gabelli Asset Management announced its sponsorship of two Value Investing Seminars in our Graham and Dodd Lecture Series to be held in Milan and London in July and August. These lectures will be hosted by Bruce N. Greenwald, the Robert Heilbrunn Professor of Finance and Asset Management at Columbia University Graduate School of Business and the academic Director of the Heilbrunn Center for Graham & Dodd Investing.

    --  In our mutual fund business:

        -- The Gabelli Global Gold, Natural Resources & Income Trust (AMEX: GGN), launched on March 29, 2005, received an incremental $20 million in gross proceeds from the exercise of the underwriters' overallotment option in May 2005. This brought total gross assets from the initial public offering to $352 million. The team-managed closed-end fund invests primarily in equity securities of gold and natural resources companies and utilizes a covered call option writing program to generate current income.

        -- The Gabelli Woodland Small Cap Value Fund (Gabelli Woodland Fund) completed the acquisition of the approximately $7 million of assets of FMI Woodland Small Capitalization Value Fund (FMI Woodland Fund) in a tax-free reorganization on June 30, 2005. Shareholders of the FMI Woodland Fund became shareholders of the Gabelli Woodland Fund. Gabelli Funds, LLC, a wholly owned subsidiary of Gabelli Asset Management Inc., manages the Gabelli Woodland Fund.

    -- GAMCO Telecom Plus, a telecom sector hedge fund was launched in July 2005. Evan Miller, who oversees the global telecommunications sector from London, and Ivan Arteaga who follows this sector from New York will manage the fund. Mr. Miller's investment career spans nearly a quarter century in the telecom industry with corporate positions at British Telecom, Sprint and Viatel in strategy and business development in addition to covering the European telecommunications companies as a research analyst. Mr. Arteaga has covered the global telecommunications sector for over 10 years as a research analyst and associate portfolio manager.

    -- GAMCO hosted its twentieth annual meeting for high net worth individuals during May in New York with over five hundred clients and guests in attendance.

    -- GAMCO awarded the first Graham & Dodd, Murray, Greenwald Prize for Value Investing to Columbia University Graduate School of Business Adjunct Professor, Joel M. Greenblatt at its May 2005 meeting.

    -- Gabelli & Company, Inc., our institutional research affiliate, hosted two investor symposiums during the second quarter:

        -- The First Annual RFID (Radio Frequency Identification) Conference was held at the Harvard Club in New York during May. RFID technology has evolved significantly in recent months, driven by applications in Supply Chain Management, such as those being mandated by Wal-Mart and the Department of Defense. Leading RFID manufacturers and suppliers discussed the outlook for the industry and their respective companies with the firm's institutional clients.

        -- The Third Annual Dental Conference was held at the Yale Club in New York during June. Portfolio managers and securities analysts met with senior management from suppliers, distributors, and manufacturers of dental products and services who shared their thoughts on the market, competition, and the challenges and opportunities in their businesses. An aging population, limited longevity of natural teeth, increasing dental plan coverage, and aesthetic procedures continue to drive the demographics behind a strong dental market.

    -- Gabelli & Company added eleven analysts to our sell side research team in June and July 2005 as the firm now has twenty-five sell side analysts covering companies and sectors on a global basis.

    -- Nancy E. Stuebe rejoined the firm as the Associate Portfolio Manager of the Gabelli Small Cap Growth Fund in May. Ms. Stuebe has wide ranging management, investment banking and research experience with firms including Weiss, Peck and Greer Investments, Advent Capital Management, Oppenheimer Capital LP, and James D. Wolfensohn Incorporated.

    -- In June, the firm filed a "shelf" registration statement on Form S-3. The shelf process will provide us opportunistic flexibility to sell any combination of senior and subordinate debt securities, convertible debt securities and equity securities (including common and preferred securities) up to a total amount of $400 million. This authorization is in addition to the remaining $120 million available under our "shelf" registration filed in 2001.

    Financial Highlights

    We ended the quarter with roughly $668 million in cash and investments in securities. This includes approximately $81 million, at market value, of investments in The Gabelli Dividend & Income Trust, The Gabelli Global Utility & Income Trust, Gabelli open-end mutual funds and other investments classified as available for sale securities. Our debt of $232.3 million consists of a $50 million 5% convertible note, $100 million of 5.5% senior notes, and $82.3 million of 5.22% senior notes issued in connection with our mandatory convertible securities. Expressed another way, we had $14.55 per share of net cash and investments in securities on June 30, 2005 compared with $13.67 per share on June 30, 2004 and $12.54 per share on December 31, 2004. The increase in net cash per share from the end of 2004 was boosted by the settlement in February 2005 of the purchase contracts issued in connection with our mandatory convertible securities. The decrease during the last six months of 2004 was principally the result of share repurchases. This liquidity coupled with borrowing power provides us with the flexibility to be opportunistic in ways to grow our business.
    Stockholders' equity, on a GAAP basis, was $417.3 million or $13.93 per share on June 30, 2005 compared with $392.8 million or $13.17 per share on June 30, 2004 and $334.9 million or $11.61 per share on December 31, 2004.
    Our Board of Directors declared a quarterly dividend of $0.02 per share that was paid on June 28, 2005 to shareholders of record on June 15, 2005. During the first half of 2005, we have paid total dividends of $0.64 per share to all shareholders, which includes a special dividend of $0.60 per share on January 18, 2005. This follows the $1.16 per share of dividends paid in 2004 which included special dividends of $0.10 per share in the second quarter 2004 and $1.00 per share in the fourth quarter 2004.
    Shares outstanding on June 30, 2005 were 29,949,142, approximately 1.2% lower than March 31, 2005 outstanding shares of 30,321,492 and approximately 0.4% above our shares outstanding of 29,822,853 on June 30, 2004. Fully diluted shares outstanding for the second quarter of 2005 were 31,211,347 approximately 1.5% lower than first quarter 2005 fully diluted shares of 31,684,268 and approximately 2.5% lower than our fully diluted shares of 32,010,303 for the second quarter 2004.
    Our stock buyback program was initiated in March 1999. Since that time, 3,201,226 class A common shares have been repurchased through June 30, 2005 at an average investment of $37.08 per share. During 2005, we have repurchased 427,600 shares at an average investment of $41.58, including 381,100 at an average investment of $41.25 during the second quarter 2005 At the end of June, the shares currently available to be repurchased under the program was approximately 516,000 shares.


NOTES ON NON-GAAP FINANCIAL MEASURES

A. Cash and investments as adjusted have been computed as follows:
   (in millions)

                                             12/31/04 6/30/04 6/30/05
                                              ------- ------- -------
Cash and cash equivalents                     $ 257.1 $ 327.5 $ 191.4
Investments (marketable securities)             305.9   276.3   371.5
                                              ------- ------- -------
Total cash and investments (marketable
 securities)                                    563.0   603.8   562.9
Net amounts receivable/(payable) to brokers       5.2    16.8    24.3
                                              ------- ------- -------
Adjusted cash and investments (marketable
 securities)                                    568.2   620.6   587.2
Investments (available for sale)                 75.8    69.8    80.9
                                              ------- ------- -------
Total adjusted cash and investments           $ 644.0 $ 690.4 $ 668.1
                                              ======= ======= =======


    We believe adjusted cash and investments is a more useful measure of the company's liquidity for analytical purposes.
    Net amounts receivable/(payable) from/to brokers reflects cash and cash equivalents held with brokers and cash payable for securities purchased and recorded on a trade date basis for which settlement occurs subsequent to period end.
    B. Operating income before management fee expense is used by management for purposes of evaluating its business operations. We believe this measure is useful in illustrating the operating results of the Company as management fee expense is based on pre-tax income and includes non-operating items including investment gains and losses from the company's proprietary investment portfolio and interest expense. The reconciliation of operating income before management fee to operating income is provided in Table IV.

    SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

    Our disclosure and analysis in this press release contain some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations. We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings. We are providing these statements as permitted by the Private Litigation Reform Act of 1995. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.


Assets Under Management

The company reported assets under management as follows:

Table I:
                                              Assets Under Management
                                                    (in millions)
                                              ------------------------
                                                   June 30       %
                                              ----------------
                                                                 Inc.
                                                2004    2005    (Dec.)
                                              -------- ------- -------
Mutual Funds:
   Equities
      Open end                                 $7,852  $7,798   (0.7%)
      Closed-end                                3,764   4,684    24.4
   Fixed Income                                 1,563     852   (45.5)
                                              ------- --------
Total Mutual Funds                             13,179  13,334     1.2
                                              ------- --------
Institutional & High Net Worth Separate
 Accounts:
   Equities                                    13,628  13,189    (3.2)
   Fixed Income                                   354     269   (24.0)
                                              ------- --------
Total Institutional & High Net Worth Separate
 Accounts                                      13,982  13,458    (3.7)
                                              ------- --------
Investment Partnerships                         1,061     831   (21.7)
                                              ------- --------
Total Assets Under Management                 $28,222 $27,623    (2.1)
                                              ======= ========


Table II:      Fund Flows - 2nd Quarter 2005 (in millions)

                            March     Net         Market
                              31,     Cash     Appreciation / June 30,
                             2005     Flows   (Depreciation)   2005
                           -------- --------- --------------- --------
Mutual Funds:
    Equities               $12,410    ($ 140)           $212  $12,482
    Fixed Income             1,154      (308)              6      852
                           -------- --------- --------------- --------
Total Mutual Funds          13,564      (448)            218   13,334
                           -------- --------- --------------- --------
Institutional & HNW
 Separate Accounts
    Equities                13,364      (478)            303   13,189
    Fixed Income               266         1               2      269
                           -------- --------- --------------- --------
Total Institutional & HNW
 Separate Accounts          13,630      (477)            305   13,458
                           -------- --------- --------------- --------

Investment Partnerships        854       (31)              8      831
                           -------- --------- --------------- --------
Total Assets Under
 Management                $28,048    ($ 956)           $531  $27,623
                           ======== ========= =============== ========



                       Assets Under Management
                           (in millions)
                  ---------------------------------
Table III:
                                                           % Increase/
                                                           (decrease)
                     6/04    9/04   12/04    3/05    6/05  3/05  6/04
                  ------- ------- ------- ------- -------  ----  ----
Mutual Funds
   Open end        $7,852  $7,534  $8,029  $7,808  $7,798 (0.1%) (0.7)
   Closed-end       3,764   3,727   4,342   4,602   4,684   1.8  24.4
   Fixed income     1,563   1,524   1,499   1,154     852 (26.2)(45.5)
                  ------- ------- ------- ------- --------
Total Mutual Funds 13,179  12,785  13,870  13,564  13,334  (1.7)  1.2
                  ------- ------- ------- ------- --------
Institutional &
 HNW Separate
 Accounts:
   Equities        13,628  13,185  13,587  13,364  13,189  (1.3) (3.2)
   Fixed Income       354     344     388     266     269   1.1 (24.0)
                  ------- ------- ------- ------- --------
Total
 Institutional &
 HNW Separate
 Accounts          13,982  13,529  13,975  13,630  13,458  (1.3) (3.7)
                  ------- ------- ------- ------- --------
Investment
 Partnerships       1,061     934     814     854     831  (2.7)(21.7)
                  ------- ------- ------- ------- --------
Total Assets Under
 Management       $28,222 $27,248 $28,659 $28,048 $27,623  (1.5) (2.1)
                  ======= ======= ======= ======= ========




Table IV
                     GABELLI ASSET MANAGEMENT INC.
         UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
             (Dollars in thousands, except per share data)

                      For the Three Months    For the Six Months
                             Ended                  Ended
                            June 30,               June 30,
                     ----------------------  ------------------------
                                       %                         %
                                      Inc.                      Inc.
                       2004   2005   (Dec.)    2004     2005   (Dec.)
                     ------- ------- ------  -------- -------- -------

Revenues             $60,204 $59,841  (0.6%) $123,743 $121,372  (1.9%)
Expenses              33,332  37,888  13.7     68,758   77,010   12.0
                     ------- -------         -------- --------
Operating income
 before management
 fee                  26,872  21,953 (18.3)    54,985   44,362  (19.3)

Investment income      1,549   4,544  193.4     5,839    8,611   47.5
Interest expense      (4,035) (3,275) (18.8)   (8,081)  (7,204) (10.9)
                     ------- -------         -------- --------
Other income
 (expense), net       (2,486)  1,269  151.0    (2,242)   1,407  162.8
                     ------- -------         -------- --------

Income before
 management fee,
 income taxes and
 minority interest    24,386  23,222   (4.8)   52,743   45,769  (13.2)
 Management fee        2,438   2,322            5,274
    4,577
                     ------- -------         -------- --------
Income before income
 taxes and minority
 interest             21,948  20,900           47,469   41,192
   Income taxes        7,989   7,838           17,285   15,447
   Minority interest      41     107              195      108
                     ---------------         -----------------
Net income           $13,918 $12,955   (6.9) $ 29,989 $ 25,637  (14.5)
                     ======= =======         ======== ========

Net income per share:
Basic                  $0.47   $0.43   (8.5)    $1.00    $0.86  (14.0)
                     ======= =======         ======== ========

Diluted                $0.46   $0.43   (6.5)    $0.98    $0.85  (13.3)
                     ======= =======         ======== ========

Weighted average
 shares outstanding:
 Basic                29,890  30,079    0.6    29,977   29,821   (0.5)
                     ===============         ======== ========

 Diluted              32,010  31,211   (2.5)   32,108   31,447   (2.1)
                     ======= =======         ======== ========

Reconciliation of Non-
 GAAP Financial
 Measures
  to GAAP:
Operating income
 before management
 fee                 $26,872 $21,953  (18.3) $ 54,985 $ 44,362  (19.3)
Deduct:  management
 fee                   2,438   2,322           5,274    4,577
                     ------- -------         -------- --------
Operating income     $24,434 $19,631  (19.7) $ 49,711 $ 39,785  (20.0)
                     ------- -------         -------- --------
Operating margin
 before management
 fee                    44.6%   36.7%            44.4%    36.6%
                     ------- -------         -------- --------
Operating margin
 after management fee   40.6%   32.8%            40.2%    32.8%
                     ------- -------         -------- --------




Table V
                     GABELLI ASSET MANAGEMENT INC.
    UNAUDITED QUARTERLY CONSOLIDATED CONDENSED STATEMENTS OF INCOME
             (Dollars in thousands, except per share data)

                                     2004
                        -----------------------------------------
                          1st     2nd     3rd     4th
                        Quarter Quarter Quarter Quarter   Total
                        ------- ------- ------- ------- ---------
Income Statement Data:

Revenues                $63,539 $60,204 $57,237 $74,183 $255,163

Expenses                 35,426  33,332  33,002  43,318  145,078
                        ------- ------- ------- ------- --------

Operating income before
   management fee        28,113  26,872  24,235  30,865  110,085


Investment income         4,290   1,549   2,620   7,649   16,108
Interest expense         (4,046) (4,035) (4,014) (3,932) (16,027)
                        ------- ------- ------- -------  -------
Other income (expense),
 net                        244  (2,486) (1,394)  3,717       81
                        ------- ------- ------- -------  -------

Income before
   management fee,
   income taxes and
   minority interest     28,357  24,386  22,841  34,582  110,166

Management fee            2,836   2,438   2,284   3,459   11,017
                        ------- ------- ------- -------  -------

Income before income
   taxes and  minority
    interest             25,521  21,948  20,557  31,123   99,149

Income taxes              9,296   7,989   7,483  11,329   36,097
Minority interest           154      41      43     255      493
                        ------- ------- ------- -------  -------

Net income              $16,071 $13,918 $13,031 $19,539  $62,559
                        ======= ======= ======= =======  =======

Net income per share:
    Basic               $  0.53 $  0.47 $  0.44 $  0.67  $  2.11
                        ======= ======= ======= =======  =======

    Diluted             $  0.52 $  0.46 $  0.43 $  0.65  $  2.06
                        ======= ======= ======= =======  =======
Weighted average shares
 outstanding:
    Basic                30,064  29,890  29,707  29,037   29,673
                        ======= ======= ======= =======  =======
    Diluted              32,202  32,010  31,820  31,179   31,804
                        ======= ======= ======= =======  =======

Reconciliation of
 Non-GAAP
  Financial Measures to
  GAAP:
Operating income before
   management fee       $28,113 $26,872 $24,235 $30,865 $110,085
Deduct:  management fee   2,836   2,438   2,284   3,459   11,017
                        ------- ------- ------- ------- --------
Operating income        $25,277 $24,434 $21,951 $27,406  $99,068
                        ------- ------- ------- ------- --------
Operating margin before
   management fee          44.2%   44.6%   42.3%   41.6%    43.1%
                        ------- ------- ------- ------- --------
Operating margin after
   Management fee          39.8%   40.6%   38.4%   36.9%    38.8%
                        ------- ------- ------- ------- --------

                                                        2005
                                             -------------------------
                                               1st     2nd
                                             Quarter Quarter   Total
                                             -------------------------
Income Statement Data:

Revenues                                     $61,531 $59,841 $121,372

Expenses                                      39,122  37,888   77,010
                                             ------- ------- --------

Operating income before
   management fee                             22,409  21,953   44,362


Investment income                              4,067   4,544    8,611
Interest expense                              (3,929) (3,275)  (7,204)
                                             ------- ------- --------
Other income (expense), net                      138   1,269    1,407
                                             ------- ------- ---------

Income before
   management fee,
   income taxes and
   minority interest                          22,547  23,222   45,769

Management fee                                 2,255   2,322    4,577
                                             ------- ------- --------

Income before income
   taxes and  minority interest               20,292  20,900   41,192

Income taxes                                   7,609   7,838   15,447
Minority interest                                  1     107      108
                                             ------- ------- --------

Net income                                   $12,682 $12,955 $ 25,637
                                             ======= ======= ========

Net income per share:
    Basic                                    $  0.43 $  0.43 $   0.86
                                             ======= ======= ========
    Diluted                                  $  0.42 $  0.43 $   0.85
                                             ======= ======= ========
Weighted average shares outstanding:
    Basic                                     29,560  30,079   29,821
                                             ======= ======= ========
    Diluted                                   31,684  31,211   31,447
                                             ======= ======= ========
Reconciliation of Non-GAAP
  Financial Measures to GAAP:
Operating income before
   management fee                            $22,409 $21,953  $44,362
Deduct:  management fee                        2,255   2,322    4,577
                                             ------- ------- --------
Operating income                             $20,154 $19,631  $39,785
                                             ------- ------- --------
Operating margin before
   management fee                               36.4%   36.7%    36.6%
                                             ------- ------- --------
Operating margin after
   Management fee                               32.8%   32.8%    32.8%
                                             ------- ------- --------



Table VI

                     GABELLI ASSET MANAGEMENT INC.
       CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
                            (In thousands)

                                Dec. 31,     June 30,        June 30,
                                 2004          2004            2005
                               --------      ---------       --------
ASSETS                                      (unaudited)    (unaudited)

Cash and cash equivalents      $257,096       $327,458       $191,413
Investments                     381,689        346,141        452,380
Receivables                      46,571         45,536         55,376
Other assets                     13,616         15,075         13,104
                               --------       --------       --------
     Total assets              $698,972       $734,210       $712,273
                               ========       ========       ========

LIABILITIES AND STOCKHOLDERS'
 EQUITY

Compensation payable           $ 27,645       $ 29,290       $ 31,914
Dividends payable                17,302              -              -
Income taxes payable              8,526          3,402          3,050
Accrued expenses and other
 liabilities                     22,142         19,973         21,948
                               --------       --------       --------
     Total operating
      liabilities                75,615         52,665         56,912
5.5% Senior notes (due May 15,
 2013)                          100,000        100,000        100,000
5% Convertible note (conversion
 price, $52 per share; note due
 August 14, 2011)               100,000        100,000         50,000

5.22% Senior notes (due
 February 17, 2007)                   -              -         82,308
Mandatory convertible
 securities (purchase contract
 settlement date, February 17,
 2005; notes due February 17,
 2007)                           82,308         82,870              -
                               --------       --------       --------
     Total liabilities          357,923        335,535        289,220

Minority interest                 6,171          5,872          5,735

Stockholders' equity            334,878        392,803        417,318
                               --------       --------       --------

Total liabilities and
 stockholders' equity          $698,972       $734,210       $712,273
                               ========       ========       ========




    CONTACT: Gabelli Asset Management Inc.
             Michael R. Anastasio, 914-921-5147
             or
             For further information please visit www.gabelli.com